As filed with the Securities and Exchange Commission on February 13, 1998
                                                        Registration Statement
                                                        No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SPEC'S MUSIC, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                    59-1362127
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

1666 N.W. 82ND AVENUE, MIAMI, FLORIDA                      33126
(Address of Principal Executive Offices)                 (Zip Code)

                  SPEC'S MUSIC, INC. 1993 INCENTIVE STOCK PLAN
        SPEC'S MUSIC, INC. 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN SPEC'S MUSIC, INC. 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                 DONALD A. MOLTA
                             CHIEF FINANCIAL OFFICER
                               SPEC'S MUSIC, INC.
                              1666 N.W. 82ND AVENUE
                              MIAMI, FLORIDA 33126
                     (Name and address of agent for service)

                                 (305) 592-7288
      (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Kathleen L. Deutsch, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                            Miami Center, Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9431

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS                                PROPOSED MAXIMUM            PROPOSED MAXIMUM
    OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE PER          AGGREGATE OFFERING            AMOUNT OF
        REGISTERED              REGISTERED(1)             SHARE(2)                    PRICE(2)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                     700,000                 $1.50                     $1,050,000                $309.75
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the closing bid and asked price of the Common Stock on February 10, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           Pursuant to the reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), Spec's Music, Inc., a Florida corporation (the "Registrant"), is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Registrant filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York on the Fourteenth Floor, 75 Park Place, New York, New York 10007 and in Chicago at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604.

           The following documents are incorporated by reference into this Registration Statement:

           1. The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 filed with the Commission;

           2. The Registrant's Notice of Meeting and Proxy Statement filed in connection with its annual meeting of shareholders held on December 12, 1997;

           3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997; and

           4. The description of the Registrant's shares of common stock, $.01 par value (the "Common Stock"), incorporated by reference into Item 1 of the Registrant's Form 8-A registration statement, dated March 14, 1986, filed under the Exchange Act.

           In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Pursuant to Section 607.0831 of the Florida Business Corporation Act, a director is not personally liable for monetary damages to a corporation for breach of such director's fiduciary duty as a director, except for liability than cannot be eliminated under the Florida Business Corporation Act. Liability for the following acts cannot be eliminated under such Act: (i) a violation of the criminal law, (ii) any transaction from which the director derived an improper personal benefit, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, or (iv) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

           The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent not prohibited by law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS

           4.1  Spec's Music, Inc. 1993 Incentive Stock Plan

           4.2  Spec's Music, Inc. 1993 Non-Employee Directors Stock Option Plan

           4.3  Spec's Music, Inc. 1996 Non-Employee Directors Stock Option Plan

           5.1  Opinion of Broad and Cassel

           23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

           23.2 Consent of Deloitte & Touche LLP

           24.1 Power of Attorney (included in the signature page of this Registration Statement)

ITEM 9.    UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 9th day of February, 1998.

                          SPEC'S MUSIC, INC.

                          By:/S/ ANN S. LIEFF
                             ---------------------------------------
                               Ann S. Lieff, President,
                               Chief Executive Officer, and Director

                                POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Ann S. Lieff and Donald A. Molta, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for her or him and in her or his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURES                            TITLE                                      DATE
                      ----------                            -----                                      ----
/S/ ANN S. LIEFF                                     President, Chief Executive                   February 9, 1998
------------------------------------------------     Officer (principal executive
       Ann S. Lieff                                  officer) and Director

/S/ DONALD A. MOLTA                                  Vice President, Chief                        February 9, 1998
------------------------------------------------     Financial Officer
       Donald A. Molta                               (principal financial and
                                                     accounting officer)

                                      II-5



                      SIGNATURES                            TITLE                                      DATE
                      ----------                            -----                                      ----

/S/ ARTHUR H. HERTZ                                  Director                                     February 9, 1998
------------------------------------------------
       Arthur H. Hertz

/S/ RICHARD J. LAMPEN                                Director                                     February 9, 1998
------------------------------------------------
       Richard J. Lampen

/S/ MARTIN W. SPECTOR                                Director                                     February 9, 1998
------------------------------------------------
       Martin W. Spector

/S/ ROSALIND S. ZACKS                                Director                                     February 9, 1998
------------------------------------------------
       Rosalind S. Zacks

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------
    4.1        Spec's Music, Inc. 1993 Incentive Stock Plan

    4.2        Spec's Music, Inc. 1993 Non-Employee Directors Stock Option Plan

    4.3        Spec's Music, Inc. 1996 Non-Employee Directors Stock Option Plan

    5.1        Opinion of Broad and Cassel

   23.2        Consent of Deloitte & Touche LLP